ENERGY TRANSFER EQUITY, L.P.,
as Issuer,
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

SIXTH SUPPLEMENTAL INDENTURE
Dated as of May 28, 2014
to
Indenture dated as of September 20, 2010,
as supplemented by a First Supplemental Indenture dated as of September 20, 2010, a Second Supplemental Indenture dated as of December 20, 2011, a Second Supplemental Indenture dated as of February 16, 2012, a Third Supplemental Indenture dated as of April 24, 2012
a Fourth Supplemental Indenture dated as of December 2, 2013 and a Fifth Supplemental Indenture dated as of May 28, 2014
5.875% Senior Notes due 2024

Table of Contents

Appendix A    –    Provisions Relating to New Notes and Exchange Notes
Exhibit A    –    Form of New Note
Exhibit B    –    Form of Institutional Accredited Investor Transferee Letter of Representation

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THIS SIXTH SUPPLEMENTAL INDENTURE dated as of May 28, 2014 (this “Sixth Supplemental Indenture”), is between Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).
RECITALS:
WHEREAS, the Partnership initially issued $450,000,000 aggregate principal amount of 5.875% Senior Notes due 2024 (the “Existing Notes”) under an Indenture, dated as of September 20, 2010 (the “Base Indenture”), as supplemented by a Fourth Supplemental Indenture, dated December 2, 2013 (the “Fourth Supplemental Indenture”), and a Fifth Supplemental Indenture, dated May 28, 2014 (the “Fifth Supplemental Indenture”) (as so supplemented, the “Existing Indenture”) between the Partnership and the Trustee;
WHEREAS, Section 2.2 of the Fourth Supplemental Indenture provides that the Partnership may issue additional Notes under the Indenture;
WHEREAS, the Partnership has duly authorized and desires to cause to be executed and delivered this Sixth Supplemental Indenture for the purpose of issuing $700,000,000 in aggregate principal amount of its 5.875% Senior Notes due 2024 as additional Notes under the Indenture (the “New Notes” and, together with the Existing Notes, the “Notes”);
WHEREAS, pursuant to Section 9.01 of the Base Indenture and Section 2.3 of the Fifth Supplemental Indenture, the Partnership has requested that the Trustee join in the execution of this Sixth Supplemental Indenture;
WHEREAS, the New Notes and the Existing Notes shall vote together and shall be treated as a single class for all purposes under the Existing Indenture (as supplemented by this Sixth Supplemental Indenture, the “Indenture”), including, without limitation, waivers, amendments, redemptions and offers to purchase; and
WHEREAS, all things necessary have been done to make the New Notes, when executed by the Partnership and authenticated and delivered hereunder and under the Indenture and duly issued by the Partnership, the valid obligations of the Partnership, and to make this Sixth Supplemental Indenture a valid agreement of the Partnership enforceable in accordance with its terms.
NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE I
RELATION TO EXISTING INDENTURE; DEFINITIONS
SECTION 1.1.      Relation to Existing Indenture.
With respect to the Notes, this Sixth Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.2.      Generally.
The rules of interpretation set forth in the Existing Indenture shall be applied hereto as if set forth in full herein.
SECTION 1.3.      Definition of Certain Terms.
(a)    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Existing Indenture.
(b)    For all purposes of this Sixth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:
“Additional Interest” means the interest payable as a consequence of the failure to effectuate in a timely manner the exchange offer and/or shelf registration procedures set forth in the Registration Rights Agreement.
“Base Indenture” has the meaning set forth in the recitals hereto.
“Book-Entry Notes” has the meaning set forth in Section 2.1 hereto.
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Definitive Notes” mean a certificated New Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.
“Exchange Notes” means notes issued in a registered exchange offer pursuant to the Registration Rights Agreement.
“Existing Indenture” has the meaning set forth in the recitals hereto.
“Existing Notes” has the meaning set forth in the recitals hereto.
“Fifth Supplemental Indenture” has the meaning set forth in the recitals hereto.
“Fourth Supplemental Indenture” has the meaning set forth in the recitals hereto.
“Indenture” has the meaning set forth in the recitals hereto.
“New Notes” has the meaning set forth in the recitals hereto.
“Notes” has the meaning set forth in the recitals hereto.
“Registered Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
“Registration Rights Agreement” means that certain Registration Rights Agreement dated as of May 28, 2014 by and among the Partnership and the initial purchasers set forth therein, as such agreement may be amended from time to time.

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“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.
ARTICLE II
GENERAL TERMS OF THE NOTES
SECTION 2.1.      Form.
The New Notes and the Trustee’s certificate of authentication shall be substantially in the form set forth on Exhibit A to this Sixth Supplemental Indenture, which is hereby incorporated into this Sixth Supplemental Indenture. Certain provisions relating to the New Notes and the Exchange Notes, including, without limitation, the issuance, transfer and exchange of such securities are set forth in Appendix A attached hereto, which is hereby incorporated into this Sixth Supplemental Indenture. Certain other provisions relating to the issuance, transfer and exchange of New Notes and the Exchange Notes, including those to be issued as Global Notes, are set forth in the Existing Indenture. The terms and provisions contained in the New Notes shall constitute, and are hereby expressly made, a part of this Sixth Supplemental Indenture and to the extent applicable, the Partnership and the Trustee, by their execution and delivery of this Sixth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. The Exchange Notes shall be in the form of the Existing Notes as provided in Section 2.1 of the Fourth Supplemental Indenture.
The New Notes shall be issued upon original issuance in whole in the form of one or more Global Securities (the “Book-Entry Notes”). Each Book-Entry Note shall represent such of the outstanding New Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding New Notes from time to time endorsed thereon and that the aggregate amount of outstanding New Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.
The Partnership initially appoints The Depository Trust Company to act as Depositary with respect to the Book-Entry Notes.
SECTION 2.2.      Amount and Payment of Interest.
(a)    The New Notes shall be additional Notes issued pursuant to Section 2.2 of the Fourth Supplemental Indenture, shall be issued as part of the same class as the Existing Notes previously issued under the Indenture, and the New Notes and the Existing Notes shall be a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.
(b)    The aggregate principal amount of New Notes to be authenticated and delivered under the Existing Indenture and this Sixth Supplemental Indenture shall be $700,000,000 on May 28, 2014. The Trustee shall authenticate and deliver upon a Partnership Order, the Exchange Notes for issue only in a Registered Exchange Offer and pursuant to the Registration Rights Agreement and for a like principal amount of New Notes exchanged pursuant thereto.
(c)    The New Notes shall (i) be issued on May 28, 2014 at an issue price of 102.000% of the principal amount, plus accrued interest from December 2, 2013, (ii) accrue interest from December 2, 2013 and (iii) have a first Interest Payment Date of July 15, 2014. The Partnership shall

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pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. In the event the Partnership is required to pay Additional Interest, the Partnership shall provide written notice to the Trustee of the Partnership’s obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Partnership.
ARTICLE III
COLLATERAL AND SECURITY
The Partnership and any Subsidiary Guarantors agree that they will take all such action as shall be required to cause the Liens on all of their property and assets (except as provided in the Collateral Agency Agreement) that are subject to Lien securing any Senior Obligations to be perfected first-priority liens (subject to Permitted Liens) with respect to the New Notes, pursuant to, and to the extent required by the Notes Collateral Documents and the Indenture.
ARTICLE IV
AMENDMENTS TO INDENTURE
With respect to the Notes, the Fourth Supplemental Indenture is hereby amended as set forth below in this Article IV.
SECTION 4.1.      Defined Terms.
Section 1.3 of the Fourth Supplemental Indenture is hereby amended by adding the following defined term in its appropriate alphabetical position:
“‘interest’ with respect to the Notes means interest with respect thereto and Additional Interest, if any.”
SECTION 4.2.      Merger, Consolidation or Sale of Assets.
Section 7.4 of the Fourth Supplemental Indenture is hereby amended to add the following text immediately before the “;” at the end of Section 5.01(a)(i):
“and assumes by written agreement all of the obligations of the Partnership under the Registration Rights Agreement;”
SECTION 4.3.      Successor Person Substituted.
Section 7.4 of the Fourth Supplemental Indenture is hereby amended to add the following text immediate before the “.” at the end of Section 5.02:
“and the Registration Rights Agreement”
SECTION 4.4.      Events of Default.
(a)    Section 7.5 of the Fourth Supplemental Indenture is hereby amended to add the following immediately after “interest” and before “on” in Section 6.01(a):
“or Additional Interest (as required by the Registration Rights Agreement).”
ARTICLE VMISCELLANEOUS PROVISIONS

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SECTION 5.1.      Ratification of Existing Indenture.
Except as expressly set forth herein, this Sixth Supplemental Indenture shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Holders under the Existing Indenture or Notes and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Indenture or Notes, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Sixth Supplemental Indenture is an amendment supplemental to the Indenture and shall be deemed part of the Existing Indenture in the manner and to the extent herein and therein provided, and the Existing Indenture and this Sixth Supplemental Indenture will henceforth be read together.
SECTION 5.2.      Trustee Not Responsible for Recitals.
The recitals contained herein and in the New Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture or of the New Notes.
SECTION 5.3.      Table of Contents, Headings, etc.
The table of contents and headings of the Articles and Sections of this Sixth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 5.4.      Counterpart Originals.
The parties may sign any number of copies of this Sixth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
SECTION 5.5.      Governing Law.
THIS SIXTH SUPPLEMENTAL INDENTURE AND THE NEW NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the day and year first above written.
ISSUER:
ENERGY TRANSFER EQUITY, L.P.
By:    LE GP, LLC,
Its:    General Partner

By:     /s/John W. McReynolds
Name:    John W. McReynolds
Title:    President

Appendix A-1

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Steven A. Finklea_____________
Name: Steven A. Finklea
Title: Vice President

Appendix A-2

Appendix A
PROVISIONS RELATING TO NEW NOTES
AND EXCHANGE NOTES
Section 1.1     Definitions.
(a)  Capitalized Terms.
Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Indenture. The following capitalized terms have the following meanings:
“Agent Member” means any member of, or participant in, the Depositary.
“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.
“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.
“Distribution Compliance Period,” with respect to any New Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such New Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Partnership to the Trustee, and (b) the date of issuance with respect to such New Note or any predecessor of such New Note.
“Euroclear” means Euroclear Bank S.A./N.Y., or any successor securities clearing agency.
“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

Appendix A-1

“U.S. person” means a “U.S. person” as defined in Regulation S.
(b) Other Definitions.

Term:	Defined in Section:

“Definitive Notes Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“IAI Global Note”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1    Form and Dating
(a)  The New Notes issued on May 28, 2014 shall be (i) offered and sold by the Partnership to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”).
(b)  Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Partnership and authenticated by the Trustee as provided in the Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued at the request of the Trustee, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Partnership and authenticated by the Trustee as provided in the Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or

Appendix A-2

increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by the Indenture and Section 2.2(c) of this Appendix A.
(c) Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.
Section 2.2    Transfer and Exchange.
(a)  Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:
(i)  to register the transfer of such Definitive Notes; or
(ii)  to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:
(1)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Partnership and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and
(2)  in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.
(b)  Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Partnership and the Registrar, together with:
(i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

Appendix A-3

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Partnership shall issue and the Trustee shall authenticate, upon a Partnership Order, a new applicable Global Note in the appropriate principal amount.
(c)  Transfer and Exchange of Global Notes.
(i)  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.
(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.
(iii)  Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(d) Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

Appendix A-4

(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Note or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.
(ii)  During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.
(iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.
(iv) Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Partnership or the Trustee may reasonably request.
(v) If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Partnership shall issue and the Trustee shall authenticate, upon a Partnership Order, a new Unrestricted Global Note in the appropriate principal amount.
(e)  Legends.

Appendix A-5

(i)  Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE
EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST COMPLETE AND SUBMIT TO THE TRUSTEE THE CERTIFICATE SPECIFIED IN THE INDENTURE RELATING TO THE MANNER OF SUCH TRANSFER (THE FORM OF WHICH CERTIFICATE CAN BE OBTAINED FROM THE TRUSTEE). AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.
Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

Appendix A-6

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
Each Global Note shall bear the following additional legend (“Global Notes Legend”):
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) (55 WATER STREET, NEW YORK, NEW YORK 10041) TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.
(ii)  Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Partnership or the Trustee may reasonably request.
(iii)  After a transfer of any New Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such New Notes, all requirements pertaining to the Restricted Notes Legend on such New Notes shall cease to apply and the requirements that any such New Notes be issued in global form shall continue to apply.
(iv)  Upon the consummation of a Registered Exchange Offer with respect to the New Notes pursuant to which Holders of such New Notes are offered Exchange Notes in exchange for their New Notes, all requirements pertaining to New Notes that New Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the

Appendix A-7

Restricted Notes Legend shall be available to Holders that exchange such New Notes in such Registered Exchange Offer.
(f)  Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.
(g)  Obligations with Respect to Transfers and Exchanges of Notes.
(i)  In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, a legal opinion, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.
(h)  No Obligation of the Trustee.
(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.
(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Sixth Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly

Appendix A-8

required by, the terms of this Sixth Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(i)  Registered Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Partnership shall issue and, upon receipt of a Partnership Order in accordance with the Indenture, the Trustee shall authenticate (i) one or more Global Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certifications as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Registered Exchange Offer and (ii) Definitive Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the Definitive Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certification as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Registered Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes with the Restricted Notes Legend to be reduced accordingly, and the Partnership shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of the Definitive Notes so accepted Definitive Notes without the Restricted Notes Legend in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Registered Exchange Offer, and Exchange Notes issued in connection with the Registered Exchange Offer, shall be treated as a single class of securities with the Existing Notes under the Indenture.

Section 2.3	Definitive Notes.
(a)  A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to the Indenture or issued in connection with an Registered Exchange Offer may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Partnership that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a qualified successor depositary is not appointed by the Partnership within 120 days of such notice or after the Partnership becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request for such exchange in writing delivered through the Depositary. In addition, any Affiliate of the Partnership that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Partnership and the Trustee and such legal opinions, certificates or other information as may be required by this Indenture or the Partnership or the Trustee.
(b)  Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver,

Appendix A-9

upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.
(c)  The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(d)  In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Partnership shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

Appendix A-10

Exhibit A
FORM OF NOTE
[FACE OF SECURITY]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) (55 WATER STREET, NEW YORK, NEW YORK 10041) TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]*
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST COMPLETE AND SUBMIT TO THE TRUSTEE THE CERTIFICATE SPECIFIED IN THE INDENTURE RELATING TO THE MANNER OF SUCH TRANSFER (THE FORM OF WHICH CERTIFICATE CAN BE OBTAINED FROM THE TRUSTEE). AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.
No.[RA-[ ]][RS-[ ]]        $

CUSIP: [          ]
ISIN: [          ]
[RULE 144A][REGULATION S] GLOBAL NOTE
ENERGY TRANSFER EQUITY, L.P.
5.875% SENIOR NOTES DUE 2024

ENERGY TRANSFER EQUITY, L.P., a Delaware limited partnership (the “Partnership,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co.* or its registered assigns, the principal sum of [____________] U.S. dollars ($[____________]), [or such greater or lesser principal sum as is shown on the attached Schedule of Increases and Decreases in Global Security]∗, on January 15, 2024 in such coin and currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at an annual rate of 5.875% payable on January 15 and July 15 of each year, to the person in whose name the Security is registered at the close of business on the record date for such interest, which shall be the preceding January 1 and July 1 (each, a “Regular Record Date”), respectively, payable commencing on July 15, 2014, with interest accruing from December 2, 2013, or the most recent date to which interest shall have been paid.
Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
The statements in the legends set forth in this Security are an integral part of the terms of this Security and by acceptance hereof the Holder of this Security agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.
This Security is issued in respect of a series of Debt Securities designated as the 5.875% Senior Notes due 2024 (the “Securities”) of the Partnership and is governed by the Indenture dated as of September 20, 2010 (the “Base Indenture”), duly executed and delivered by the Partnership, as issuer, to U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture dated as of December 2, 2013, duly executed by the Partnership and the Trustee (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture dated as of May 28, 2014, duly executed by the Partnership and the Trustee (the “Fifth Supplemental Indenture”) and the Sixth Supplemental Indenture dated as of May 28, 2014 (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Indenture”). The terms of the Indenture are incorporated herein by reference. This Security shall in all respects be entitled to the same benefits as definitive Debt Securities under the Indenture. $450,000,000 of Securities were initially issued under the Indenture on December 2, 2013 and $700,000,000 of Securities are being issued under the Indenture on May 28, 2014.

If and to the extent any provision of the Indenture limits, qualifies or conflicts with any other provision of the Indenture that is required to be included in the Indenture or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), such required provision shall control.
This Security shall not be valid or become obligatory for any purpose until the Trustee’s certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

IN WITNESS WHEREOF, the Partnership has caused this instrument to be duly executed by its sole General Partner.
Dated: May 28, 2014
ENERGY TRANSFER EQUITY, L.P.

By:    LE GP, LLC
Its:    General Partner

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:
This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]
ENERGY TRANSFER EQUITY, L.P.
5.875% SENIOR NOTES DUE 2024
This Security is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Partnership (the “Debt Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Partnership and the Holders of the Debt Securities. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Security is one of a series designated as the 5.875% Senior Notes due 2024 of the Partnership. $450,000,000 of Securities were initially issued under the Indenture on December 2, 2013 and $700,000,000 of Securities are being issued under the Indenture on May 28, 2014.
1.    Interest.
The Partnership promises to pay interest in cash on the principal amount of this Security at the rate of 5.875% per annum and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below.
The Partnership will pay interest semi-annually in arrears on January 15 and July 15 of each year (each an “Interest Payment Date”), commencing July 15, 2014. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from December 2, 2013. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Partnership shall pay interest (including post-petition interest in any proceeding under any applicable bankruptcy laws) on overdue installments of interest (without regard to any applicable grace period) and on overdue principal and premium, if any, from time to time on demand at the same rate per annum, in each case to the extent lawful.
2.    Method of Payment.
The Partnership shall pay interest on the Securities (except Defaulted Interest) to the persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date. Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) may be paid to the persons who are registered Holders at the close of business on a special record date for the payment of such Defaulted Interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may then be listed if such manner of payment shall be deemed practicable by the Trustee, as more fully provided in the Indenture. The Partnership shall pay principal, premium, if any, and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. Payments in respect of a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of Securities in definitive form (including principal, premium, if any, and interest) will be made at the office or agency of the Partnership maintained for such purpose within the City of New York, which initially will be at the corporate trust office of the Trustee located at 100 Wall Street, Suite 1600, New York, New York 10005, Mail Station:  EX-NY-WALL, or, at the option of the Partnership, payment of interest may be made by check mailed to the Holders on the relevant record date at their addresses set forth in the register of Holders maintained by the Registrar or at the option of the Holder, payment of interest on Securities in definitive form will be made by wire transfer of immediately available funds to any account maintained in the United States, provided such Holder has requested such method of payment and provided timely wire transfer instructions to the Paying Agent. The Holder must surrender this Security to a Paying Agent to collect payment of principal.
3.    Paying Agent and Registrar.
Initially, U.S. Bank National Association will act as Paying Agent and Registrar. The Partnership may change any Paying Agent or Registrar at any time upon notice to the Trustee and the Holders. The Partnership may act as Paying Agent.
4.    Indenture.
This Security is one of a duly authorized issue of Debt Securities of the Partnership issued and to be issued in one or more series under the Indenture.
Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Base Indenture, those made part of the Indenture by reference to the TIA, as in effect on the date of the Base Indenture, and those terms stated in the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Base Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture and the TIA for a statement of them. All Securities of this series will initially be secured on a first-priority basis with the Revolving Credit Agreement Obligations, the Term Loan Agreement Obligations and the Existing Note Obligations. The Securities issued pursuant to the Fourth Supplemental Indenture are limited to an initial aggregate principal amount of $450,000,000 and the Securities issued pursuant to the Fourth Supplemental Indenture and the Sixth Supplemental Indenture are limited to an aggregate principal amount of $700,000,000; provided, however, that the authorized aggregate principal amount of such series may be further increased from time to time as provided in the Fourth Supplemental Indenture.
5.    Redemption.
The Securities are redeemable, at the option of the Partnership, at any time in whole, or from time to time in part, at a Redemption Price equal to the greater of: (i) 100% of the principal amount of the Securities to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed that would be due after the related Redemption Date but for such redemption (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 50 basis points; plus, in either case, accrued interest to the Redemption Date. The Securities are also redeemable, at the option of the Partnership, at any time on or after October 15, 2023, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.
The actual Redemption Price, if calculated as provided in the first sentence of the preceding paragraph, shall be calculated and certified to the Trustee and the Partnership by the Independent Investment Banker.
Except as set forth above, the Securities will not be redeemable prior to their Stated Maturity and will not be entitled to the benefit of any sinking fund.
6.    Denominations; Transfer; Exchange.
The Securities are to be issued in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. A Holder may register the transfer of, or exchange, Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.
7.    Person Deemed Owners.
The registered Holder of a Security may be treated as the owner of it for all purposes.
8.    Amendment; Supplement; Waiver.
Subject to certain exceptions, the Indenture may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Debt Securities of each series affected. Without consent of any Holder of a Security, the parties thereto may amend or supplement the Indenture to, among other things, cure any ambiguity or omission, to correct any defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of a Security. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.
9.    Defaults and Remedies.
Certain events of bankruptcy or insolvency are Events of Default that will result in the principal amount of the Securities, together with premium, if any, and accrued and unpaid interest thereon, becoming due and payable immediately upon the occurrence of such Events of Default. If any other Event of Default with respect to the Securities occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding may declare the principal amount of all the Securities, together with premium, if any, and accrued and unpaid interest thereon, to be due and payable immediately in the manner and with the effect provided in the Indenture. Notwithstanding the preceding sentence, however, if at any time after such a declaration of acceleration has been made, the Holders of a majority in principal amount of the outstanding Securities, by written notice to the Trustee, may rescind such declaration and annul its consequences if the rescission would not conflict with any judgment or decree of a court already rendered and if all Events of Default with respect to the Securities, other than the nonpayment of the principal, premium, if any, or interest which has become due solely by such declaration acceleration, shall have been cured or shall have been waived. No such rescission shall affect any subsequent default or shall impair any right consequent thereon. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity or security satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.
10.    Trustee Dealings with Partnership.
The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Partnership or its Affiliates, and may otherwise deal with the Partnership or its Affiliates as if it were not the Trustee.
11.    Authentication.
This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.
12.    Additional Rights of Holders of Transfer Restricted Securities.
In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in a Registration Rights Agreement, including the right to receive Additional Interest.
13.    Abbreviations and Defined Terms.
Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).
14.    CUSIP Numbers.
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Partnership has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such number as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

15.    Absolute Obligation.
No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.
16.    No Recourse.
No director, officer, employee, limited partner or shareholder, as such, of the Partnership or the General Partner shall have any personal liability in respect of the obligations of the Partnership under the Securities, the Indenture or any Guarantee by reason of his, her or its status. Each Holder by accepting the Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.
17.    Governing Law.
This Security shall be construed in accordance with and governed by the laws of the State of New York.
ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT -
(Cust.)
TEN ENT - as tenants by entireties	Custodian for:
(Minor)
JT TEN - as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act of
(State)

Additional abbreviations may also be used though not in the above list.
The Partnership shall furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to the Partnership at the following address:
Energy Transfer Equity, L.P.
3738 Oak Lawn Avenue,
Dallas, Texas 75219
Attention: General Counsel

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address including postal zip code of assignee:

the within Security and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Security on the books of the Partnership, with full power of substitution in the premises.

Dated                            Registered Holder

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES
This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.
The undersigned (check one box below):

☐
has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.
In connection with any transfer of any of the Securities evidenced by this certificate, the undersigned confirms that such Securities are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

☐	to the Partnership or subsidiary thereof; or

☐	to the Registrar for registration in the name of the Holder, without transfer; or

☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

☐
to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

☐
pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Securities shall be held immediately thereafter through Euroclear or Clearstream); or

☐
to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

☐	pursuant to Rule 144 under the Securities Act; or

☐	pursuant to another available exemption from registration under the Securities Act.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Partnership or the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Partnership or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Securities for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Partnership as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer Name: Title:

Signature Guarantee*: __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,
PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE (2)
The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐
the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Securities pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐
the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Security does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Securities.

Dated:
Your Signature

_____________
(2) Include only for Regulation S Global Notes.

SCHEDULE OF INCREASES OR DECREASES
IN GLOBAL SECURITY*
The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Depositary

*    To be included in a Book-Entry Note.

Exhibit B
FORM OF
TRANSFEREE LETTER OF REPRESENTATION
Energy Transfer Equity, L.P.
3738 Oak Lawn Avenue
Dallas, Texas 75219
Attention: General Counsel
Ladies and Gentlemen:
This certificate is delivered to request a transfer of $[_______] principal amount of the 5.875% Senior Notes due 2024 (the “Notes”) of Energy Transfer Equity, L.P. (the “Partnership”).
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
Name:________________________
Address:______________________
Taxpayer ID Number:____________
The undersigned represents and warrants to you that:
1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $[__] aggregate principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Partnership or any affiliate of the Partnership was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the

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indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Partnership and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Partnership and the Trustee reserve the right prior to this transfer pursuant to this Transferee Letter of Representation and prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel (which must be delivered in case of an offer, sale or other transfer of less than $250,000 in aggregate principal amount of Notes to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act), certifications and/or other information satisfactory to the Partnership and the Trustee.
TRANSFEREE:     ,
by:

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